EXHIBIT 24

POWER OF ATTORNEY

The undersigned, as a Section 16 reporting person of NeuroOne Medical Technologies Corporation the Company, hereby constitutes and appoints each of Emily Johns, Ronald McClurg, Phillip Torrence, and
Stephanie Swan, acting singly, and with full power of substitution, re-substitution and designation, the undersigneds true and lawful attorney in fact to:
1. Prepare, execute, submit and file any and all forms, schedules and other documents including any amendments thereto the undersigned is required to file with the U.S. Securities and Exchange Commission
SEC, or which the attorney in fact considers advisable for the undersigned to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, including Forms 3, 4 and 5, Schedules 13D and 13G;
2. Take any and all such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the SEC utilizing the SECs Electronic Data
Gathering and Retrieval EDGAR system, which actions may include enrolling the undersigned in EDGAR Next and serving as an account administrator for the undersigneds EDGAR Next account; and
3. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.
The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of June 18, 2025.

						/s/ David Rosa